Note: Net2Phone CEO Liore Alroy will host a conference call at 4:30 p.m. EST today. The call-in number is 800-811-0667. The call can be accessed at http://web.net2phone.com/about/investor/ or www.vcall.com

CONTACT:Sarah Hofstetter Net2Phone Corporate Communications 973-438-3838/ sarah@net2phone.com

Net2Phone Reports 3rd Quarter Fiscal 2005 Results

NEWARK, NJ – June 6, 2005 – Net2Phone Inc. (Nasdaq: NTOP) today announced results for the third quarter of fiscal 2005 ended April 30, 2005.

Highlights for the quarter and recent achievements include:

•	79% quarterly increase in broadband telephony subscribers, bringing the total to more than 25,000 subscribers
•	Cable operators marketing Net2Phone telephony to over one million households as of April 30, 2005, triple the number of households under market compared to the end of the prior quarter
•	Commercial launches by Coditel, EST Videocommunication, Bresnan, Millennium, Northland, Cable & Wireless Cayman Islands and Empresa Telecomunicaciones de Bogota (ETB)
•	New cable contracts with operators representing approximately 500,000 households passed, bringing total number of households passed to 2.4 million

“With our cable partners marketing to more than 1 million homes–up threefold from just three months ago – we now are starting to see traction across all our partners both in the Americas and Europe,” said Liore Alroy, CEO of Net2Phone. “Early feedback indicates that customers want to buy phone service from their broadband providers. As a premier provider of outsourced telephony to broadband operators, we believe Net2Phone is well positioned to garner market share and bring on many residential and enterprise subscribers to our system.”

Revenue for the Company for the third quarter totaled $19.7 million, an 11% increase as compared with $17.8 million in the prior quarter (which included a $2.0 million reduction to revenue that resulted from a review of our quarterly deferred revenue adequacy analysis, which is described in more detail in “Update on Internal Financial Controls” below) and an 8% decrease as compared to $21.5 million in the third quarter of fiscal 2004. Gross margin for the third quarter was 41.1%, as compared to 36.1% in the prior quarter (42.5% on a pro forma basis excluding revenue adjustment) and 40.4% in the third quarter of fiscal 2004.

Net loss for the third quarter was ($9.8) million compared to net loss of ($10.6) million in the prior quarter and net loss of ($0.5) million in the third quarter of fiscal 2004. Net loss for the second quarter of fiscal 2005 reflects the aforementioned $2.0 million revenue reduction. Net loss includes certain non-operational, non-cash and/or non-recurring items that management excludes in assessing the Company's performance. As a result, the Company also reports net loss before special and non-cash items1 (adjusted for depreciation and amortization, other income (loss), interest income, net, non-cash compensation, non-cash services provided by IDT, inventory obsolescence expense, non-recurring selling, general and administrative expenses and restructuring, severance, impairment and other items), which excludes the impact these items have on the Company's financial results.

1	The schedule accompanying this release provides reconciliations to generally accepted accounting principles (GAAP) for all non-GAAP financial measures mentioned in this release.

To receive this by e-mail, fax this to 973-438-1829	Name (last, first): Company:	Fax: E-mail:

Net loss before special and non-cash items for the quarter was ($4.8) million, compared to ($6.6) million in the prior quarter and ($3.1) million in the third quarter of fiscal 2004. Net loss before special and non-cash items for the second quarter of fiscal 2005 reflects the aforementioned $2.0 million revenue reduction. Net loss before special and non-cash items is not a term defined by generally accepted accounting principles (GAAP) and may not be comparable to other similarly titled measurements used by other companies. Such non-GAAP measures should be considered in addition to, and not as a substitute for, performance measures calculated in accordance with GAAP.

The Company believes that net loss before special and non-cash items provides investors with a measure of the Company’s operational and financial progress that corresponds with the measurements used by management. Management uses this measurement, instead of net loss, as a basis for allocating resources and making other daily operating decisions. The accompanying table includes a detailed reconciliation of net loss reported in accordance with GAAP to net loss before special and non-cash items.

Capital expenditures during the third quarter were $1.9 million, compared with $2.7 million in the prior quarter, and $1.4 million in the third quarter of fiscal 2004. The Company reported cash, cash equivalents and marketable securities of $105.9 million as of April 30, 2005, including $21.5 million of restricted funds. This quarter, Net2Phone completed the payment of $7.5 million to certain of its cable operator customers to help fund contractually defined capital expenditures and other investments required of these customers to support the deployment of Net2Phone Cable Telephony service. These funds had been held in an escrow account, and were released to the customers upon their meeting contractually specified objectives, including upgrading and testing their networks to the extent necessary to deploy our services to established numbers of households passed, and marketing our services to these homes. The funds held in escrow had previously been reported as short-term restricted cash.

Net2Phone Global Services (NGS)

NGS revenue for the third quarter was $19.3 million, as compared to $17.5 million in the prior quarter and $20.1 million in the third quarter of fiscal 2004. NGS revenue for the second quarter of fiscal 2005 reflects the aforementioned $2.0 million revenue reduction. NGS reported segment income of $1.2 million this quarter, exceeding its capital expenditures by $0.3 million, representing the eighth quarterof the past nine quarters in which the business has earned more in segment income than it spent on capital expenditures. Segment income (loss) is the net income (loss) before special and non-cash items directly attributable to the segment’s operations less the allocation of certain corporate expenses.

Net2Phone recently launched a suite of co-branded VoIP services with Empresa Telecomunicaciones de Bogota (ETB), the largest telecom operator in Colombia, and Cable & Wireless in the Cayman Islands, in their respective markets. These partnerships build on Net2Phone’s strategy to offer hosted VoIP solutions to partners globally, enabling them to expedite their time to market while benefiting from outsourcing their deployments to a provider that has the technical expertise, robust back-office and worldwide network to support multiple services on a single platform. Net2Phone can help reduce partners' capital expenditures and operating expenditures by managing the back office billing, account generation, call rating, routing and provisioning, while partners are responsible for sales, marketing, distribution and tier one customer support.

To receive this by e-mail, fax this to 973-438-1829	Name (last, first): Company:	Fax: E-mail:

Net2Phone Cable Telephony (NCT)

NCT revenue for the third quarter was $0.5 million as compared to $0.3 million in the prior quarter and $1.4 million in the third quarter of fiscal 2004.

NCT reported a segment loss of ($4.2) million this quarter, as compared with ($4.4) million in the prior quarter and ($2.4) million in the third quarter of fiscal 2004, reflecting the segment’s continued investment in cable telephony deployments.

In the third quarter, Northland Cable Television, Bresnan Communications, Millennium Digital Media, Coditel Luxembourg, Coditel Belgium and EST Videocommunication all launched cable telephone service in initial markets – in the aggregate passing more than 1 million homes. As of the end of the quarter, Net2Phone was servicing more than 25,000 broadband telephony subscribers, which includes both PacketCable telephony subscribers as well as VoiceLine subscribers through Net2Phone’s web site, channel partners or cable operators. Through signed agreements with more cable operators, Net2Phone added another approximately 500,000 homes passed under contract, bringing the total number of homes passed to 2.4 million.

“We are optimistic having seen the early trends in broadband telephony subscriber growth. Seventy nine percent quarterly subscriber growth is encouraging, considering that six of our seven “telephony-ready” Net2Phone cable operator partners had only started offering digital phone service during the course of the third quarter,” said Michael Pastor, President of Net2Phone Cable Telephony.

Update on Internal Financial Controls

As reported last quarter, the Company has identified deficiencies in its internal financial controls. These deficiencies have yet to be fully remediated. The first of these deficiencies relates to fixed assets and depreciation expense. Management believes the systems previously in place to track the Company’s fixed assets and record depreciation expense were “significantly deficient” as defined by Public Company Accounting Oversight Board’s Auditing Standard No. 2 (“AS No. 2”). New systems have been designed and are currently in service, and testing and refinement of these systems is ongoing.

The second financial control deficiency relates to deferred revenue, which is the accounting liability booked to record prepayments by customers. Beginning in the third quarter of fiscal 2002 and continuing through the first quarter of fiscal 2005, the Company performed an analysis each quarter of its deferred revenue account to determine whether the balance appropriately reflected the Company’s liability to provide services to their prepaid customers. These analyses often resulted in increases to the deferred revenue liability with corresponding and equal decreases to revenue, which management believes resulted from revenue and deferred revenue being misstated in periods prior to the third quarter of fiscal 2002. In the aggregate, during the period from the third quarter of fiscal 2002 through the first quarter of fiscal 2005, these adjustments reduced revenue by a total of $10.1 million. Since management was not able to determine in which prior periods deferred revenue and revenue may have been misstated, and by how much, the adjustments were recorded in the quarter each analysis was completed and prior period financial results were not restated.

To receive this by e-mail, fax this to 973-438-1829	Name (last, first): Company:	Fax: E-mail:

In the second quarter of fiscal 2005, management determined the controls that were in place to perform the quarterly evaluation of the adequacy of the Company’s deferred revenue liability were not sufficient, as the information utilized in these analyses did not effectively reflect certain terms and conditions related to some of our products. Therefore, the Company updated these controls and revised its revenue recognition policy to reflect the current process of reviewing deferred revenue balances in light of the current terms and conditions related to these products. The revised analysis performed in the second quarter of fiscal 2005 resulted in an additional increase to deferred revenue of $2.0 million, with a corresponding and equal decrease to revenue.

Even though improvements have been implemented, the fixed assets/depreciation and deferred revenue accounting processes will continue to be considered “significantly deficient” until testing of the improved systems is completed by the Company’s internal audit team and its independent registered public accounting firm.

As a result of the two aforementioned control issues, and additional process related deficiencies concerning the adequacy of its finance department staffing levels, the Company has determined that the deficiencies, taken in the aggregate, remain significant enough to continue to be reported as a “material weakness” in the Company’s financial controls as defined in AS No. 2.

As of July 31, 2005, the end of our fiscal year, we must report on the effectiveness of our system of internal controls over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002 and the rules and regulations adopted pursuant thereto. This report must be included within our Annual Report on Form 10-K for the year ending July 31, 2005. We are endeavoring to complete our assessment and remediation procedures in a timely manner, and we believe we are devoting sufficient resources to achieve this goal. However, we can provide no assurances that we will meet this objective.

About Net2Phone

Net2Phone (NTOP) provides VoIP PacketCable, SIP and wireless solutions around the world. As a leader in turn-key hosted VoIP telephony services, Net2Phone has routed billions of VoIP minutes globally, servicing more than 100,000 users in the US as well as hundreds of thousands more overseas. Net2Phone provides partners with a SIP-based broadband telephony solution, calling cards, prefix dialing and/or enterprise services in over 100 countries. Net2Phone's PacketCable platform provides cable operators with the ability to deliver a high quality, primary line service with features such as e911. For more information about Net2Phone's products and services, please visit www.net2phone.com.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements involve risks and uncertainties and actual results could differ materially from those discussed in the forward-looking statements. For this purpose, any statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Factors which may affect the Company's results include, but are not limited to, the Company’s ability to satisfy in a timely manner the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and the rules and regulationsadopted pursuant thereto and any adverse results related to management’s assessment of our internal controls pursuant thereto, the Company's ability to expand its customer base, the Company's ability to develop additional and leverage its existing distribution channels for its products and solutions, dependence on strategic and channel partners including their ability to distribute the Company's products and meet or renew their financial commitments, the Company's ability to address international markets, the effectiveness of the Company's sales and marketing activities, the acceptance of the Company's products in the marketplace, the timing and scope of deployments of the Company's products by customers, fluctuations in customer sales cycles, customers' ability to obtain additional funding, technical difficulties with respect to the Company's products or products in development, the need for ongoing product development in an environment of rapid technological change, the emergence of new competitors in the marketplace, the Company's ability to compete successfully against established competitors with greater resources, the uncertainty of future governmental regulation, the Company's ability to manage growth, secure patent protection, and raise additional funds, general economic conditions and other risks discussed in this press release and in the Company's filings with the Securities and Exchange Commission,including those related to our relationship with our controlling stockholder, IDT Corporation. All forward-looking statements and risk factors included in this document are communicated as of the date hereof, based on information available to the Company as of the date thereof, and the Company assumes no obligation to update any forward-looking statement or risk factors.

To receive this by e-mail, fax this to 973-438-1829	Name (last, first): Company:	Fax: E-mail:

Net2Phone, Inc.
Condensed Consolidated Statements of Operations
(unaudited)

(All Numbers in 000's except EPS Calculation)	3Q05 April 30, 2005	3Q04 April 30, 2004	2Q05 January 31, 2005	YTD FY05 April 30, 2005	YTD FY04 April 30, 2004

Revenue*	$19,703	$21,451	$17,816	57,828	$61,667

Direct cost of revenue	11,615	12,790	11,376	34,712	34,981
Selling, general and administrative	13,388	11,787	13,556	39,639	35,949
Depreciation and amortization	2,356	2,668	2,097	6,347	7,815
Non-cash compensation	1,089	(7,059)	1,165	2,937	(3,063)
Non-cash services provided by IDT	(702)	452	(504)	252	2,706
Restructuring, severance, impairment and other items	329	421	887	2,094	1,449
				—	—

Total cost and expense	28,075	21,059	28,577	85,981	79,837

Miscellaneous Income*	133	—	168	301	—

Income (loss) from operations	(8,239)	392	(10,593)	(27,852)	(18,170)

Interest income, net	260	591	571	1,454	1,466
Other Income (loss)	(1,827)	(1,445)	(581)	(2,254)	11,817

Net loss	$(9,806)	$(462)	$(10,603)	$(28,652)	$(4,887)

Net loss per common share-basic and diluted	$(0.13)	$(0.01)	$(0.14)	$(0.38)	$(0.07)

Weighted Average number of common shares used in the calculation of basic and diluted net loss per common share
	76,217	75,559	76,166	76,068	68,860

Cash, cash equivalents and marketable securities**	$105,944	$136,756	$118,022	$105,944	$136,756
Fixed assets (net)	21,476	20,029	20,010	21,476	20,029
Total assets	147,540	173,768	152,388	147,540	173,768
Total stockholders' equity	103,061	135,055	112,911	103,061	135,055

*Reflects reclassification in 2Q05 to conform to the current quarter's presentation
** Includes Restricted Cash

Net loss	$(9,806)	$(462)	$(10,603)	$(28,652)	$(4,887)
EXCLUDING
Other income (loss)	(1,827)	(1,445)	(581)	(2,254)	11,817
Interest income, net	260	591	571	1,454	1,466
Depreciation and amortization	(2,356)	(2,668)	(2,097)	(6,347)	(7,815)
Inventory obsolescence expense	(353)	—		(353)	(556)
Non-recurring SG&A expense	—	—	(374)	(374)	168
Restructuring, severance, impairment and other items	(329)	(421)	(887)	(2,094)	(1,449)
Non-cash compensation	(1,089)	7,059	(1,165)	(2,937)	3,063
Non-cash services provided by IDT	702	(452)	504	(252)	(2,706)

Net loss before special and non-cash items	$(4,814)	$(3,126)	$(6,574)	$(15,495)	$(8,875)

SEGMENT RESULTS
The following table summarizes the operating performance of Net2Phone's business segments:

Net2Phone Global Services (NGS) – Revenue	$19,251	$20,058	$17,486	$56,715	$60,138
Net2Phone Global Services (NGS) – Segment Income	1,160	1,252	(284)	2,314	3,725

Net2Phone Cable Telephony (NCT) – Revenue	452	1,381	330	1,113	1,439
Net2Phone Cable Telephony (NCT) – Segment Loss	(4,164)	(2,382)	(4,366)	(12,204)	(6,593)

Corporate / Other – Revenue	—	12	—	—	90
Corporate / Other – Segment Loss	(1,810)	(1,996)	(1,924)	(5,605)	(6,007)

Total – Revenue	$19,703	$21,451	$17,816	$57,828	$61,667
Total – Segment Loss	$(4,814)	$(3,126)	$(6,574)	$(15,495)	$(8,875)